Exhibit 99.1

Index to Condensed Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Limited

Genworth Financial Mortgage Insurance Pty Limited

Condensed Consolidated Balance Sheets

(U.S. dollar amounts in thousands, except share amounts)

(Unaudited)

	June 30, 2012	December 31, 2011
Assets
Investments:
Fixed maturity securities available-for-sale, at fair value	$3,054,862	$2,695,515
Short-term investments	21,543	47,969

Total investments	3,076,405	2,743,484

Cash and cash equivalents	529,789	720,791
Accrued investment income	41,329	38,594
Prepaid reinsurance premiums	257	338
Deferred acquisition costs	55,584	55,807
Net deferred tax asset	8,038	7,218
Goodwill	7,668	7,665
Intangible assets	45,204	50,362
Related party receivables	8,475	8,458
Other assets	17,159	17,732

Total assets	$3,789,908	$3,650,449

Liabilities and stockholders’ equity
Liabilities:
Reserve for losses and loss adjustment expenses	$319,863	$272,028
Unearned premiums	1,062,333	1,046,449
Related party payables	101,784	88,938
Long-term borrowings	143,332	143,276
Other liabilities and accrued expenses	83,722	80,781

Total liabilities	1,711,034	1,631,472

Stockholders’ equity:
Ordinary shares — No par value; 1,401,558,880 shares authorized and issued as of June 30, 2012 and December 31, 2011	—	—
Additional paid-in capital	628,079	627,085

Accumulated other comprehensive income (loss):
Net unrealized investment gains (losses):
Net unrealized gains (losses) on securities not other-than-temporarily impaired	94,674	49,386
Net unrealized gains (losses) on other-than-temporarily impaired securities	—	—

Net unrealized investment gains (losses)	94,674	49,386
Foreign currency translation adjustments	469,087	468,800

Total accumulated other comprehensive income (loss)	563,761	518,186
Retained earnings	887,034	873,706

Total stockholders’ equity	2,078,874	2,018,977

Total liabilities and stockholders’ equity	$3,789,908	$3,650,449

See Notes to Condensed Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Limited

Condensed Consolidated Statements of Income

(U.S. dollar amounts in thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Revenues:
Net premiums	$95,722	$95,466	$182,143	$186,148
Net investment income	46,166	45,761	92,634	88,617
Net investment gains	1,358	943	1,652	1,280
Other income (loss)	(438)	1,377	1,371	1,762

Total revenues	142,808	143,547	277,800	277,807

Losses and expenses:
Net losses and loss adjustment expenses	53,200	47,178	191,320	89,184
Acquisition and operating expenses, net of deferrals	23,496	21,426	46,412	42,578
Amortization of deferred acquisition costs and intangibles	6,588	7,005	13,109	13,542
Interest expense	3,473	—	7,074	—

Total losses and expenses	86,757	75,609	257,915	145,304

Income before income taxes	56,051	67,938	19,885	132,503
Provision for income taxes	16,176	20,494	6,557	41,357

Net income	$39,875	$47,444	$13,328	$91,146

Supplemental disclosures:
Total other-than-temporary impairments	$—	$—	$—	$—
Portion of other-than-temporary impairments included in other comprehensive income	—	—	—	—

Net other-than-temporary impairments	—	—	—	—
Net other investment gains	1,358	943	1,652	1,280

Total net investment gains	$1,358	$943	$1,652	$1,280

See Notes to Condensed Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Limited

Condensed Consolidated Statements of Comprehensive Income

(U.S. dollar amounts in thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Net income	$39,875	$47,444	$13,328	$91,146
Other comprehensive income, net of taxes:
Net unrealized gains (losses) on securities not other-than-temporarily impaired	46,821	12,333	45,288	27,459
Net unrealized gains (losses) on other-than-temporarily impaired securities	—	—	—	—
Foreign currency translation and other adjustments	(22,224)	66,278	287	89,047

Total other comprehensive income	24,597	78,611	45,575	116,506

Total comprehensive income	$64,472	$126,055	$58,903	$207,652

See Notes to Condensed Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Limited

Condensed Consolidated Statements of Changes in Stockholders’ Equity

(U.S. dollar amounts in thousands)

(Unaudited)

	Additional paid-in capital	Accumulated other comprehensive income (loss)	Retained earnings	Total stockholders’ equity
Balances as of December 31, 2011	$627,085	$518,186	$873,706	$2,018,977

Comprehensive income:
Net income	—	—	13,328	13,328
Net unrealized gains on investment securities	—	45,288	—	45,288
Foreign currency translation adjustments	—	287	—	287

Total comprehensive income				58,903
Capital contribution	994	—	—	994

Balances as of June 30, 2012	$628,079	$563,761	$887,034	$2,078,874

	Additional paid-in capital	Accumulated other comprehensive income (loss)	Retained earnings	Total stockholders’ equity
Balances as of December 31, 2010	$621,929	$470,649	$753,591	$1,846,169

Comprehensive income (loss):
Net income	—	—	91,146	91,146
Net unrealized gains on investment securities	—	27,459	—	27,459
Foreign currency translation adjustments	—	89,047	—	89,047

Total comprehensive income (loss)				207,652
Capital contribution	4,554	—	—	4,554

Balances as of June 30, 2011	$626,483	$587,155	$844,737	$2,058,375

See Notes to Condensed Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Limited

Condensed Consolidated Statements of Cash Flows

(U.S. dollar amounts in thousands)

(Unaudited)

	Six months ended June 30,
	2012	2011
Cash flows from operating activities:
Net income	$13,328	$91,146
Adjustments to reconcile net income to net cash from operating activities:
Amortization of investment discounts and premiums	2,209	(305)
Net investment gains	(1,652)	(1,280)
Acquisition costs deferred	(10,370)	(8,996)
Amortization of deferred acquisition costs and intangibles	13,109	13,542
Deferred income taxes	(19,029)	(4,462)
Corporate overhead allocation	7,846	8,683
Change in certain assets and liabilities:
Accrued investment income and other assets	558	(9,919)
Reserve for losses and loss adjustment expenses	50,043	39,598
Unearned premiums	15,757	(40,909)
Other liabilities	8,296	27,651

Net cash from operating activities	80,095	114,749

Cash flows from investing activities:
Proceeds from maturities and repayments of fixed maturity securities and short-term investments	270,409	367,010
Purchases of fixed maturity securities and short-term investments	(544,818)	(417,760)

Net cash from investing activities	(274,409)	(50,750)

Cash flows from financing activities:
Proceeds from the issuance of long-term debt	—	147,617

Net cash from financing activities	—	147,617

Effect of exchange rate changes on cash and cash equivalents	3,312	(930)

Net change in cash and cash equivalents	(191,002)	210,686
Cash and cash equivalents at beginning of period	720,791	272,092

Cash and cash equivalents at end of period	$529,789	$482,778

See Notes to Condensed Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2012 and 2011

(Unaudited)

(1) Nature of Business, Formation of Genworth Mortgage and Basis of Presentation

Genworth Financial Mortgage Insurance Pty Limited (“Genworth Mortgage” or the “Company” as appropriate) offers mortgage insurance products in Australia and is headquartered in Sydney, Australia. In particular, the Company offers primary mortgage insurance, known as “lenders mortgage insurance,” or LMI, and portfolio credit enhancement policies. Until September 2011, Genworth Mortgage also offered LMI in New Zealand. The principal product is LMI, which is generally single premium business and provides 100% coverage of the loan amount in the event of a mortgage default. The nature of the Australian economy is that the majority of mortgages are originated through the country’s top four largest banks; therefore, the Company has a high concentration of business written for mortgages originating through these lenders.

The Company’s condensed consolidated financial statements are unaudited and have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) disclosure requirements for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete consolidated financial statements. These condensed consolidated financial statements include all adjustments considered necessary by management to present a fair statement of the financial position, results of operations and cash flow for the periods presented. The results reported in these condensed consolidated financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year. The condensed consolidated financial statements included herein should be read in conjunction with the audited financial statements and related notes contained in our 2011 year end financial statements on Form 8-K furnished on March 30, 2012.

The Company’s management has determined that the Company has one reportable operating segment, mortgage insurance.

The condensed consolidated financial statements are presented in U.S. dollars. The accompanying financial statements include Genworth Financial Mortgage Indemnity Limited and are prepared on a consolidated basis. All intercompany transactions have been eliminated in the consolidated financial statements.

Genworth Mortgage was incorporated in Australia on November 10, 2003. Prior to December 2011, Genworth Financial Mortgage Insurance Holdings Pty Limited owned 87% of the issued share capital of the Company and Genworth Financial Services Pty Ltd, which is 100% owned by the same immediate parent of Genworth Financial Mortgage Insurance Holding Pty Limited, owned 13% of the issued share capital of the Company. During December 2011, Genworth Financial Mortgage Insurance Holdings Pty Limited sold its remaining 87% of the issued share capital of the Company to Genworth Financial Services Pty Ltd. The ultimate parent company of Genworth Mortgage is Genworth Financial, Inc. (“Genworth”). Genworth was incorporated in Delaware on October 23, 2003. The Company is the principal operating entity of Genworth’s Australian mortgage insurance business.

(2) Accounting Pronouncements

Recently adopted

On January 1, 2012, we adopted new accounting guidance requiring presentation of the components of net income (loss), the components of other comprehensive income (loss) (“OCI”) and total comprehensive income either in a single continuous statement of comprehensive income (loss) or in two separate but consecutive statements. We chose to present two separate but consecutive statements and adopted this new guidance retrospectively. The Financial Accounting Standards Board (“FASB”) issued an amendment relating to this new guidance for presentation of the reclassification of items out of accumulated other comprehensive income into net income that removed this requirement until further guidance is issued. The adoption of this new accounting guidance did not have any impact on our consolidated financial results.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2012 and 2011

(Unaudited)

On January 1, 2012, we adopted new accounting guidance related to fair value measurements. This new accounting guidance clarified existing fair value measurement requirements and changed certain fair value measurement principles and disclosure requirements. The adoption of this accounting guidance did not have any impact on our consolidated financial statements.

On January 1, 2012, we adopted new accounting guidance related to accounting for costs associated with acquiring or renewing insurance contracts. Acquisition costs include costs that are related directly to the successful acquisition of our insurance policies, which are deferred and amortized in accordance with the expected pattern of risk emergence. These costs include costs incurred in the acquisition, underwriting and processing of new business including printing costs, sales material and, some support costs such as underwriting and contract and policy issuance expenses. Deferred acquisition costs (“DAC”) relating to each underwriting year is charged against revenue over time in accordance with the expected pattern of risk emergence. We adopted this new guidance retrospectively, which reduced retained earnings and stockholders’ equity by $35 million as of January 1, 2011, and reduced net income (loss) by $4 million, $2 million and $2 million for the years ended December 31, 2011, 2010 and 2009, respectively. This new guidance results in lower amortization and fewer deferred costs, specifically related to underwriting, inspection and processing for contracts that are not issued, as well as advertising and customer solicitation.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2012 and 2011

(Unaudited)

The following table presents the balance sheet as of December 31, 2011 reflecting the impact of the accounting change that was retrospectively adopted on January 1, 2012:

	As Originally	Effect of DAC	As
(U.S. dollar amounts in thousands)	Reported	Change	Adjusted
Assets
Total investments	$2,743,484	$—	$2,743,484
Cash and cash equivalents	720,791	—	720,791
Accrued investment income	38,594	—	38,594
Prepaid reinsurance premiums	338	—	338
Deferred acquisition costs	111,261	(55,454)	55,807
Net deferred tax asset	—	7,218	7,218
Goodwill	7,665	—	7,665
Intangible assets	50,362	—	50,362
Related party receivables	8,458	—	8,458
Other assets	17,732	—	17,732

Total assets	$3,698,685	$(48,236)	$3,650,449

Liabilities and stockholders’ equity
Liabilities:
Reserve for losses and loss adjustment expenses	$272,028	$—	$272,028
Unearned premiums	1,046,449	—	1,046,449
Net deferred tax liability	9,417	(9,417)	—
Related party payables	88,938	—	88,938
Long-term borrowings	143,276	—	143,276
Other liabilities and accrued expenses	80,781	—	80,781

Total liabilities	1,640,889	(9,417)	1,631,472

Stockholders’ equity:
Ordinary shares	—	—	—
Additional paid-in capital	627,085	—	627,085
Accumulated other comprehensive income (loss):
Net unrealized investment gains (losses):
Net unrealized gains (losses) on securities not other-than-temporarily impaired	49,386	—	49,386
Net unrealized gains (losses) on other-than-temporarily impaired securities	—	—	—

Net unrealized investment gains (losses)	49,386	—	49,386

Foreign currency translation and other adjustments	475,783	(6,983)	468,800

Total accumulated other comprehensive income (loss)	525,169	(6,983)	518,186
Retained earnings	905,542	(31,836)	873,706

Total stockholders’ equity	2,057,796	(38,819)	2,018,977

Total liabilities and stockholders’ equity	$3,698,685	$(48,236)	$3,650,449

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2012 and 2011

(Unaudited)

The following table presents the income statement for the three months ended June 30, 2011 reflecting the impact of the accounting change that was retrospectively adopted on January 1, 2012:

	As Originally	Effect of	As
(U.S. dollar amounts in thousands)	Reported	DAC Change	Adjusted
Revenues:
Net premiums	$95,466	$—	$95,466
Net investment income	45,761	—	45,761
Net investment gains	943	—	943
Other income	1,377	—	1,377

Total revenues	143,547	—	143,547

Losses and expenses:
Net losses and loss adjustment expenses	47,178	—	47,178
Acquisition and operating expenses, net of deferrals	16,893	4,533	21,426
Amortization of deferred acquisition costs and intangibles	11,781	(4,776)	7,005

Total losses and expenses	75,852	(243)	75,609

Income before income taxes	67,695	243	67,938
Provision for income taxes	20,421	73	20,494

Net income	$47,274	$170	$47,444

The following table presents the income statement for the six months ended June 30, 2011 reflecting the impact of the accounting change that was retrospectively adopted on January 1, 2012:

	As Originally	Effect of	As
(U.S. dollar amounts in thousands)	Reported	DAC Change	Adjusted
Revenues:
Net premiums	$186,148	$—	$186,148
Net investment income	88,617	—	88,617
Net investment gains	1,280	—	1,280
Other income	1,762	—	1,762

Total revenues	277,807	—	277,807

Losses and expenses:
Net losses and loss adjustment expenses	89,184	—	89,184
Acquisition and operating expenses, net of deferrals	33,188	9,390	42,578
Amortization of deferred acquisition costs and intangibles	22,887	(9,345)	13,542

Total losses and expenses	145,259	45	145,304

Income before income taxes	132,548	(45)	132,503
Provision for income taxes	41,370	(13)	41,357

Net income	$91,178	$(32)	$91,146

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2012 and 2011

(Unaudited)

The following table presents the cash flows from operating activities for the six months ended June 30, 2011 reflecting the impact of the accounting change that was retrospectively adopted on January 1, 2012:

	As Originally	Effect of	As
(U.S. dollar amounts in thousands)	Reported	DAC Change	Adjusted
Cash flows from operating activities:
Net income	$91,178	$(32)	$91,146
Adjustments to reconcile net income to net cash from operating activities:
Amortization of investment discounts and premiums	(305)	—	(305)
Net investment gains	(1,280)	—	(1,280)
Acquisition costs deferred	(18,386)	9,390	(8,996)
Amortization of deferred acquisition costs and intangibles	22,887	(9,345)	13,542
Deferred income taxes	(4,449)	(13)	(4,462)
Corporate overhead allocation	8,683	—	8,683
Change in certain assets and liabilities:
Accrued investment income and other assets	(9,919)	—	(9,919)
Reserve for losses and loss adjustment expenses	39,598	—	39,598
Unearned premiums	(40,909)	—	(40,909)
Other liabilities	27,651	—	27,651

Net cash from operating activities	$114,749	$—	$114,749

Not Yet Adopted

In December 2011, the FASB issued new accounting guidance for disclosures about offsetting assets and liabilities. The new guidance requires an entity to disclose information about offsetting and related arrangements to enable users to understand the effect of those arrangements on its financial position. These new disclosure requirements will be effective for us on January 1, 2013 and are not expected to have any impact on our consolidated financial statements.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2012 and 2011

(Unaudited)

(3) Investments

(a) Net Investment Income

Sources of net investment income were as follows for the periods indicated:

	Three months ended June 30,		Six months ended June 30,
(U.S. dollar amounts in thousands)	2012	2011	2012	2011
Fixed maturity securities	$39,468	$44,107	$78,600	$85,195
Cash and cash equivalents	7,723	2,901	15,921	5,899

Gross investment income before expenses and fees	47,191	47,008	94,521	91,094
Expenses and fees	(1,025)	(1,247)	(1,887)	(2,477)

Net investment income	$46,166	$45,761	$92,634	$88,617

(b) Net Investment Gains

The net investment gains were as follows for the periods indicated:

	Three months ended June 30,		Six months ended June 30,
(U.S. dollar amounts in thousands)	2012	2011	2012	2011
Available-for-sale investment securities:
Realized gains on sale	$1,358	$943	$3,560	$1,506
Realized losses on sale	—	—	(1,908)	(226)

Net realized gains (losses) on available-for-sales securities	1,358	943	1,652	1,280

Impairments:
Total other-than-temporary impairments	—	—	—	—
Portion of other-than-temporary impairments included in other comprehensive income	—	—	—	—

Net other-than-temporary impairments	—	—	—	—

Net investment gains	$1,358	$943	$1,652	$1,280

The Company generally intends to hold securities in unrealized loss positions until they recover. However, from time to time, the intent on an individual security may change, based upon market or other unforeseen developments. In such instances, the Company sells securities in the ordinary course of managing its portfolio to meet diversification, credit quality, yield and liquidity requirements. If a loss is recognized from a sale subsequent to a balance sheet date due to these unexpected developments, the loss is recognized in the period in which the intent to hold the securities to recovery no longer exists. In the three months ended June 30, 2012 and June 30, 2011, there were no securities sold at a loss. The aggregate fair value of securities sold at a loss during the six months ended June 30, 2012 and June 30, 2011 was $14 million and $30 million, respectively, which was approximately 88% and 99%, respectively, of book value.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2012 and 2011

(Unaudited)

(c) Unrealized Investment Gains (Losses)

Net unrealized gains (losses) on available-for-sale investment securities reflected as a separate component of accumulated other comprehensive income (loss) were as follows for the dates indicated:

(U.S. dollar amounts in thousands)	June 30, 2012	December 31, 2011
Net unrealized gains (losses) on available-for-sale investment securities:
Fixed maturity securities	$135,440	$70,536
Deferred income taxes	(40,766)	(21,150)

Net unrealized investment gains (losses)	$94,674	$49,386

The change in net unrealized gains (losses) on available-for-sale investment securities reported in accumulated other comprehensive income (loss) was as follows as of and for the periods indicated:

	As of or for the three months ended June 30,
(U.S. dollar amounts in thousands)	2012	2011
Beginning balance	$47,853	$9,856
Unrealized gains (losses) arising during the period:
Unrealized gains (losses) on investment securities	68,464	18,517
Provision for deferred taxes	(20,692)	(5,524)

Change in unrealized gains (losses)	47,772	12,993
Reclassification adjustments to net investment gains, net of taxes of $407 and $283	(951)	(660)

Ending balance	$94,674	$22,189

The change in net unrealized gains (losses) on available-for-sale investment securities reported in accumulated other comprehensive income (loss) was as follows as of and for the periods indicated:

	As of or for the six months ended June 30,
(U.S. dollar amounts in thousands)	2012	2011
Beginning balance	$49,386	$(5,270)
Unrealized gains (losses) arising during the period:
Unrealized gains (losses) on investment securities	66,556	40,393
Provision for deferred taxes	(20,112)	(12,038)

Change in unrealized gains (losses)	46,444	28,355
Reclassification adjustments to net investment gains, net of taxes of $496 and $384	(1,156)	(896)

Ending balance	$94,674	$22,189

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2012 and 2011

(Unaudited)

(d) Fixed Maturity Securities

As of June 30, 2012, the amortized cost or cost, gross unrealized gains (losses) and fair value of the fixed maturity securities classified as available-for-sale were as follows:

		Gross unrealized gains on securities		Gross unrealized losses on securities
(U.S. dollar amounts in thousands)	Amortized cost or cost	Not other-than- temporarily impaired	Other-than- temporarily impaired	Not other-than- temporarily impaired	Other-than- temporarily impaired	Fair value
Fixed maturity securities:
Government—non-U.S.	$472,859	$25,982	$—	$(16)	$—	$498,825
Corporate—U.S.	15,844	107	—	—	—	15,951
Corporate—non-U.S.	2,383,357	109,309	—	(2,234)	—	2,490,432
Residential mortgage- backed securities	49,654	—	—	—	—	49,654

Total available-for-sale securities	$2,921,714	$135,398	$—	$(2,250)	$—	$3,054,862

As of December 31, 2011, the amortized cost or cost, gross unrealized gains (losses) and fair value of the fixed maturity securities classified as available-for-sale were as follows:

		Gross unrealized gains on securities		Gross unrealized losses on securities
(U.S. dollar amounts in thousands)	Amortized cost or cost	Not other-than- temporarily impaired	Other-than- temporarily impaired	Not other-than- temporarily impaired	Other-than- temporarily impaired	Fair value
Fixed maturity securities:
Government—non-U.S.	$360,793	$15,528	$—	$(4)	$—	$376,317
Corporate—U.S.	57,299	2,363	—	(200)	—	59,462
Corporate—non-U.S.	2,157,291	59,439	—	(6,629)	—	2,210,101
Residential mortgage- backed securities	49,635	—	—	—	—	49,635

Total available-for- sale securities	$2,625,018	$77,330	$—	$(6,833)	$—	$2,695,515

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2012 and 2011

(Unaudited)

The following table presents the fair values and gross unrealized losses of investment securities, aggregated by investment type and length of time that individual investment securities have been in a continuous unrealized loss position, as of June 30, 2012:

	Less than 12 months			12 months or more			Total
(U.S. dollar amounts in thousands)	Fair value	Gross unrealized losses	Number of securities	Fair value	Gross unrealized losses	Number of securities	Fair value	Gross unrealized losses	Number of securities
Description of Securities
Fixed maturity securities:
Government—non-U.S.	$438	$(5)	1	$414	$(11)	1	$852	$(16)	2
Corporate—U.S.	—	—	—	—	—	—	—	—	—
Corporate—non-U.S.	105,359	(111)	6	43,807	(2,123)	4	149,166	(2,234)	10

Total for securities in an unrealized loss position	$105,797	$(116)	7	$44,221	$(2,134)	5	$150,018	$(2,250)	12

% Below cost—fixed maturity securities:
<20% Below cost	$105,797	$(116)	7	$44,221	$(2,134)	5	$150,018	$(2,250)	12

Total for securities in an unrealized loss position	$105,797	$(116)	7	$44,221	$(2,134)	5	$150,018	$(2,250)	12

Investment grade	$105,797	$(116)	7	$44,221	$(2,134)	5	$150,018	$(2,250)	12
Below investment grade	—	—	—	—	—	—	—	—	—

Total for securities in an unrealized loss position	$105,797	$(116)	7	$44,221	$(2,134)	5	$150,018	$(2,250)	12

As indicated in the table above, all of the securities in a continuous unrealized loss position for less than 12 months were investment grade and less than 20% below cost. These unrealized losses were primarily attributable to credit spreads that have widened since acquisition for corporate securities primarily in the finance and insurance and consumer non-cyclical sectors. For securities that have been in a continuous unrealized loss for less than 12 months, the average fair value percentage below cost was approximately 1% as of June 30, 2012.

Fixed Maturity Securities In A Continuous Unrealized Loss Position For 12 Months Or More

Of the $2 million of unrealized losses on fixed maturity securities in a continuous unrealized loss for 12 months or more that were less than 20% below cost, the weighted-average rating was “BBB” and 100% were investment grade as of June 30, 2012. These unrealized losses were attributable to the widening of credit spreads for these securities since acquisition, primarily associated with corporate securities in the finance and insurance sector. The average fair value percentage below cost for these securities was approximately 5% as of June 30, 2012.

We expect our investments in corporate securities will continue to perform in accordance with our expectations about the amount and timing of estimated cash flows. Although we do not anticipate such events, it is at least reasonably possible that issuers of our investments in corporate securities will perform worse than current expectations. Such events may lead us to recognize potential future write-downs within our portfolio of corporate securities.

Given the current market conditions, including current financial industry events and uncertainty around global economic conditions, the fair value of these securities has declined due to credit spreads that have widened since acquisition. In our examination of these securities, we considered all available evidence, including the issuers’ financial condition and current industry events to develop our conclusion on the amount and timing of cash flows expected to be collected. Based on this evaluation, we determined that the unrealized losses on these securities represented temporary impairments as of June 30, 2012.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2012 and 2011

(Unaudited)

The following table presents the fair values and gross unrealized losses of investment securities, aggregated by investment type and length of time that individual investment securities have been in a continuous unrealized loss position, as of December 31, 2011:

	Less than 12 months			12 months or more			Total
(U.S. dollar amounts in thousands)	Fair value	Gross unrealized losses	Number of securities	Fair value	Gross unrealized losses	Number of securities	Fair value	Gross unrealized losses	Number of securities
Description of Securities
Fixed maturity securities:
Government—non-U.S.	$—	$—	—	$409	$(4)	1	$409	$(4)	1
Corporate—U.S.	11,797	(64)	4	12,140	(136)	1	23,937	(200)	5
Corporate—non-U.S.	219,358	(1,706)	20	45,517	(4,923)	5	264,875	(6,629)	25

Total for securities in an unrealized loss position	$231,155	$(1,770)	24	$58,066	$(5,063)	7	$289,221	$(6,833)	31

% Below cost—fixed maturity securities:
<20% Below cost	$231,155	$(1,770)	24	$54,189	$(3,905)	6	$285,344	$(5,675)	30
20%-50% Below cost	—	—	—	3,877	(1,158)	1	3,877	(1,158)	1

Total for securities in an unrealized loss position	$231,155	$(1,770)	24	$58,066	$(5,063)	7	$289,221	$(6,833)	31

Investment grade	$231,155	$(1,770)	24	$58,066	$(5,063)	7	$289,221	$(6,833)	31
Below investment grade	—	—	—	—	—	—	—	—	—

Total for securities in an unrealized loss position	$231,155	$(1,770)	24	$58,066	$(5,063)	7	$289,221	$(6,833)	31

The scheduled maturity distribution of fixed maturity securities as of June 30, 2012 is set forth below. Actual maturities may differ from contractual maturities because issuers of securities may have the right to call or prepay obligations with or without call or prepayment penalties.

(U.S. dollar amounts in thousands)	Amortized cost or cost	Fair value
Due one year or less	$291,985	$294,748
Due after one year through five years	1,871,359	1,952,683
Due after five years through ten years	685,204	734,053
Due after ten years	23,512	23,724

Subtotal	2,872,060	3,005,208
Residential mortgage-backed securities	49,654	49,654

Total	$2,921,714	$3,054,862

As of June 30, 2012, $23 million of investments were subject to certain call provisions. Typically, call provisions provide the issuer the ability to redeem a security, prior to its stated maturity, at or above par.

(e) Investment Concentrations

As of June 30, 2012, securities issued by finance and insurance industry groups and foreign state government represented approximately 19% and 31%, respectively, of the corporate fixed maturity securities portfolio held by the Company.

As of June 30, 2012, the Company held $256 million in corporate fixed maturity securities issued by the New South Wales Treasury Corporation and $267 million in corporate fixed maturity securities issued by the Queensland Treasury Corporation, which comprised 12% and 13%, respectively, of total stockholders’ equity. No other single issuer exceeded 10% of total stockholders’ equity.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2012 and 2011

(Unaudited)

(4) Fair Value Measurements

Recurring Fair Value Measurements

We have fixed maturity securities which are carried at fair value. Below is a description of the valuation techniques and inputs used to determine fair value by class of instrument.

Fixed maturity securities

The valuations of fixed maturity securities are determined using a market approach, income approach or a combination of the market and income approach depending on the type of instrument and availability of information.

We utilize certain third-party data providers when determining fair value. We consider information obtained from third-party pricing services (“pricing services”) as well as third-party broker provided prices, or broker quotes, in our determination of fair value. Additionally, we utilize internal models to determine the valuation of securities using an income approach where the inputs are based on third-party provided market inputs. While we consider the valuations provided by pricing services and broker quotes, management determines the fair value of our investment securities after considering all relevant and available information. We also use various methods to obtain an understanding of the valuation methodologies and procedures used by third-party data providers to ensure sufficient understanding to evaluate the valuation data received, including an understanding of the assumptions and inputs utilized to determine the appropriate fair value. Additionally, we evaluate significant changes in fair value each month to further aid in our review of the accuracy our fair value measurements and understanding of changes in fair value, where more detailed reviews are performed by the asset managers responsible for the related asset class associated with the security being reviewed.

In general, we first obtain valuations from pricing services. If a price is not supplied by a pricing service, we will typically seek a broker quote. For certain private fixed maturity securities where we do not obtain valuations from pricing services, we utilize an internal model to determine fair value since transactions for identical securities are not readily observable and these securities are not typically valued by pricing services. For all securities, excluding certain private fixed maturity securities, if neither a pricing service nor broker quote valuation is available, we determine fair value using internal models.

For pricing services, we obtain an understanding of the pricing methodologies and procedures for each type of instrument. In general, a pricing service does not provide a price for a security if sufficient information is not readily available to determine fair value or if such security is not in the specific sector or class covered by a particular pricing service. Given our understanding of the pricing methodologies and procedures of pricing services, the securities valued by pricing services are typically classified as Level 2 unless we determine the valuation process for a security or group of securities utilizes significant unobservable inputs, which would result in the valuation being classified as Level 3.

For private fixed maturity securities, we utilize an internal model to determine fair value and utilize public bond spreads by sector, rating and maturity to develop the market rate that would be utilized for a similar public bond. We then add an additional premium, which represents an unobservable input, to the public bond spread to adjust for the liquidity and other features of our private placements. We utilize the estimated market yield to discount the expected cash flows of the security to determine fair value. In certain instances, we utilize price caps for securities where the estimated market yield results in a valuation that may exceed the amount that would be received in a market transaction. We assign each security an internal rating to determine the appropriate public bond spread that should be utilized in the valuation. While we generally consider the public bond spreads by sector and maturity to be observable inputs, we evaluate the similarities of our private placement with the public bonds, any price caps utilized and whether external ratings are available for our private placement to determine whether the spreads utilized would be considered observable inputs. During the second quarter of 2012, we began classifying private securities without an external rating as Level 3. In general, increases (decreases) in credit spreads will decrease (increase) the fair value for our fixed maturity securities. To determine the significance of unobservable inputs, we calculate the impact on the valuation from the unobservable input and will classify a security as Level 3 when the impact on the valuation exceeds 10%.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2012 and 2011

(Unaudited)

For broker quotes, we consider the valuation methodology utilized by the third party, but the valuation typically includes significant unobservable inputs. Accordingly, we classify the securities where fair value is based on our consideration of broker quotes as Level 3 measurements.

For remaining securities priced using internal models, we maximize the use of observable inputs but typically utilize significant unobservable inputs to determine fair value. Accordingly, the valuations are typically classified as Level 3.

The following table summarizes the primary sources considered when determining fair value of each class of fixed maturity securities as of June 30, 2012:

(U.S. dollar amounts in thousands)	Total	Level 1	Level 2	Level 3
Government—non-U.S.:
Pricing services	$497,973	$—	$497,973	$—
Internal models	852	—	—	852

Total government—non-U.S.	498,825	—	497,973	852

Corporate—U.S.:
Pricing services	15,951	—	15,951	—

Total corporate—U.S.	15,951	—	15,951	—

Corporate—non-U.S.:
Pricing services	2,490,432	—	2,490,432	—

Total corporate—non-U.S.	2,490,432	—	2,490,432	—

Residential mortgage-backed securities:
Internal models	49,654	—	—	49,654

Total residential mortgage-backed securities	49,654	—	—	49,654

Total fixed maturity securities	$3,054,862	$—	$3,004,356	$50,506

The following table summarizes the primary sources considered when determining fair value of each class of fixed maturity securities as of December 31, 2011:

(U.S. dollar amounts in thousands)	Total	Level 1	Level 2	Level 3
Government—non-U.S.:
Pricing services	$375,478	$—	$375,478	$—
Internal models	839	—	—	839

Total government—non-U.S.	376,317	—	375,478	839

Corporate—U.S.:
Pricing services	59,462	—	59,462	—

Total corporate—U.S.	59,462	—	59,462	—

Corporate—non-U.S.:
Pricing services	2,210,101	—	2,210,101	—

Total corporate—non-U.S.	2,210,101	—	2,210,101	—

Residential mortgage-backed securities:
Internal models	49,635	—	—	49,635

Total residential mortgage-backed securities	49,635	—	—	49,635

Total fixed maturity securities	$2,695,515	$—	$2,645,041	$50,474

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2012 and 2011

(Unaudited)

The following tables set forth our assets that are measured at fair value on a recurring basis as of the dates indicated:

	June 30, 2012
(U.S. dollar amounts in thousands)	Total	Level 1	Level 2	Level 3
Assets
Investments:
Fixed maturity securities:
Government—non-U.S.	$498,825	$—	$497,973	$852
Corporate—U.S.	15,951	—	15,951	—
Corporate—non-U.S.	2,490,432	—	2,490,432	—
Residential mortgage-backed securities	49,654	—	—	49,654

Total fixed maturity securities	$3,054,862	$—	$3,004,356	$50,506

	December 31, 2011
(U.S. dollar amounts in thousands)	Total	Level 1	Level 2	Level 3
Assets
Investments:
Fixed maturity securities:
Government—non-U.S.	$376,317	$—	$375,478	$839
Corporate—U.S.	59,462	—	59,462	—
Corporate—non-U.S.	2,210,101	—	2,210,101	—
Residential mortgage-backed securities	49,635	—	—	49,635

Total fixed maturity securities	$2,695,515	$—	$2,645,041	$50,474

The following tables present additional information about assets measured at fair value on a recurring basis and for which we have utilized significant unobservable (Level 3) inputs to determine fair value as of or for the dates indicated:

	Beginning balance as of April 1, 2012	Total realized and unrealized gains (losses)		Purchases	Sales	Issuances	Settlements	Transfer into Level 3	Transfer out of Level 3	Ending balance as of June 30, 2012	Total gains (losses) included in net income attributable to assets still held
(U.S. dollar amounts in thousands)		Included in net income	Included in OCI
Fixed maturity securities:
Government—non-U.S.	$870	$—	$(18)	$—	$—	$—	$—	$—	$—	$852	$—
Residential mortgage-backed securities	50,178	—	(524)	—	—	—	—	—	—	49,654	—

Total Level 3 assets	$51,048	$—	$(542)	$—	$—	$—	$—	$—	$—	$50,506	$—

	Beginning balance as of April 1, 2011	Total realized and unrealized gains (losses)		Purchases	Sales	Issuances	Settlements	Transfer into Level 3	Transfer out of Level 3	Ending balance as of June 30, 2011	Total gains (losses) included in net income attributable to assets still held
(U.S. dollar amounts in thousands)		Included in net income	Included in OCI
Fixed maturity securities:
Government—non-U.S.	$817	$—	$63	$—	$—	$—	$—	$—	$—	$880	$—
Residential mortgage- backed securities	50,246	—	1,731	—	—	—	—	—	—	51,977	—

Total Level 3 assets	$51,063	$—	$1,794	$—	$—	$—	$—	$—	$—	$52,857	$—

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2012 and 2011

(Unaudited)

	Beginning balance as of January 1, 2012	Total realized and unrealized gains (losses)		Purchases	Sales	Issuances	Settlements	Transfer into Level 3	Transfer out of Level 3	Ending balance as of June 30, 2012	Total gains (losses) included in net income attributable to assets still held
(U.S. dollar amounts in thousands)		Included in net income	Included in OCI
Fixed maturity securities:
Government—non-U.S.	$839	$—	$13	$—	$—	$—	$—	$—	$—	$852	$—
Residential mortgage-backed securities	49,635	—	19	—	—	—	—	—	—	49,654	—

Total Level 3 assets	$50,474	$—	$32	$—	$—	$—	$—	$—	$—	$50,506	$—

	Beginning balance as of January 1, 2011	Total realized and unrealized gains (losses)		Purchases	Sales	Issuances	Settlements	Transfer into Level 3	Transfer out of Level 3	Ending balance as of June 30, 2011	Total gains (losses) included in net income attributable to assets still held
(U.S. dollar amounts in thousands)		Included in net income	Included in OCI
Fixed maturity securities:
Government—non-U.S.	$835	$—	$45	$—	$—	$—	$—	$—	$—	$880	$—
Residential mortgage-backed securities	49,715	—	2,262	—	—	—	—	—	—	51,977	—

Total Level 3 assets	$50,550	$—	$2,307	$—	$—	$—	$—	$—	$—	$52,857	$—

Realized and unrealized gains (losses) on Level 3 assets and liabilities are primarily reported in either net investment gains within the consolidated statements of income or OCI within stockholders’ equity based on the appropriate accounting treatment for the instrument.

Purchases, sales, issuances and settlements represent the activity that occurred during the period that results in a change of the asset or liability but does not represent changes in fair value for the instruments held at the beginning of the period. Such activity consists of purchases and sales of fixed maturity securities.

The amount presented for unrealized gains (losses) for assets still held as of the reporting date primarily represents accretion on certain fixed maturity securities which were recorded in net investment gains.

Certain classes of instruments classified as Level 3 are excluded below as a result of not being material or due to limitations in being able to obtain the underlying inputs used by certain third-party sources, such as broker quotes, used as an input in determining fair value. The following table presents a summary of the significant unobservable inputs used for certain fair value measurements that are based on internal models and classified as Level 3 as of June 30, 2012:

(U.S. dollar amounts in thousands)	Fair value	Unobservable input	Range
Assets
Fixed maturity securities:
Residential mortgage-backed securities	$49,654	Credit spreads	50bps – 100bps

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2012 and 2011

(Unaudited)

(5) Reserve for Losses and Loss Adjustment Expenses

The following table sets forth changes in the reserve for losses and loss adjustment expenses for the dates indicated:

	As of or for the six months ended June 30,
(U.S. dollar amounts in thousands)	2012	2011
Balance as of January 1	$272,028	$205,934
Incurred related to insured events of:
Current year	116,648	116,080
Prior years	74,672	(26,896)

Total incurred	191,320	89,184

Paid related to insured events of:
Current year	(3,363)	(5,674)
Prior years	(137,914)	(52,250)

Total paid	(141,277)	(57,924)

Impact of foreign currency translation	(2,208)	11,073

Balance as of June 30	$319,863	$248,267

For the six months ended June 30, 2012, total incurred losses increased $102 million, primarily driven by reserve strengthening of $82 million in the first quarter of 2012 to reflect an adverse change in frequency and severity experience. The reserve strengthening was the result of higher than anticipated frequency and severity of claims paid from later stage delinquencies from prior years, particularly in coastal tourism areas of Queensland as a result of regional economic pressures, as well as our 2007 and 2008 vintages which have a higher concentration of self-employed borrowers. The increase in prior year reserves of $75 million was primarily attributable to the reserve strengthening in the first quarter of 2012 and from the aging of delinquencies, partially offset by lower new delinquencies in the current year.

For the six months ended June 30, 2011, $27 million was released from prior year reserves primarily driven by realized benefits from our ongoing loss mitigation activities.

Paid claims also increased in the current year as a result of an increase in both the number of claims and the average claim payment as we experienced a higher rate of conversion from later stage delinquency to claim.

(6) Securitization Entities

Part of the Company’s product offering includes portfolio credit enhancement policies to Australian regulated lenders that have originated housing loans for securitization in the Australian, European and U.S. markets. Portfolio mortgage insurance serves as an important form of credit enhancement for the Australian securitization market and the Company’s portfolio credit enhancement coverage is generally purchased for low loan-to-value, seasoned loans written by regulated institutions.

As of June 30, 2012 and December 31, 2011, the Company had a maximum exposure to loss from the provision of portfolio credit enhancement to securitization trusts sponsored by third parties of $154 million and $172 million, respectively. The exchange rate for calculating the maximum exposure to loss of translating the Australian dollar into the U.S. dollar as of June 30, 2012 and December 31, 2011 was $1.02. This exposure was calculated based on the expectation of a 1 in 250 year event. The Company has applied the Australian Prudential Regulation Authority (“APRA”) stress scenario to calculate this exposure. The Company holds sufficient capital resources to meet this obligation were it to occur.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2012 and 2011

(Unaudited)

(7) Statutory Accounting

The Company prepares financial statements for its regulator, APRA, in accordance with the accounting practices prescribed by the regulator, which is a comprehensive basis of accounting other than U.S. GAAP.

The balance sheet is recorded under Australian accounting standards and a prudential adjustment is made to derive the APRA capital base, being the tax-effected difference between the insurance liabilities under APRA and Australian accounting standards.

The Company’s APRA net income after tax, capital base, minimum capital requirement and solvency ratio were as follows as of and for the year ended December 31:

(U.S. dollar amounts in thousands)	2011
APRA net income after tax	$259,132

APRA capital base	$2,414,629
APRA minimum capital requirement	$1,544,272
APRA solvency ratio	1.56

The above APRA net income after tax, capital base, minimum capital requirement and solvency ratio are the combined amounts of Genworth Financial Mortgage Insurance Pty Limited and its wholly-owned subsidiary, Genworth Financial Mortgage Indemnity Limited.

Under the prudential regulation framework in Australia, mortgage insurers are required to establish a catastrophic risk charge defined as a 1 in 250 year event. APRA specifies a formula to quantify this event. The Company is required to maintain adequate capital to fund this charge, in addition to normal insurance liabilities, by ensuring that its capital base exceeds its minimum capital requirement at all times.

As of June 30, 2012, the APRA solvency ratio was 1.62.

In February 2012, the Company amended the reinsurance agreements with Genworth Mortgage Insurance Corporation (“GEMICO”) and Brookfield Life Assurance Company Limited (“Brookfield”), affiliated companies, whereby Brookfield assumed obligations from GEMICO with respect to an additional layer of private mortgage guarantee insurance. The amendment was effective January 1, 2012 and approved by the North Carolina Department of Insurance in February 2012. The Company also renewed and expanded its external reinsurance program with a group of non-affiliated reinsurers with coverage effective January 1, 2012. Consistent with the Company’s capital management plan of obtaining external reinsurance to replace internal reinsurance, the Company terminated its reinsurance agreement with GEMICO, effective July 2012 which will lower the capital ratio but remain in compliance with regulatory requirements.

The Company’s ability to pay dividends to Genworth Financial Mortgage Insurance Holdings Pty Limited is allowable if the following apply:

•	the Company’s assets exceed its liabilities immediately before the dividend is declared and the excess is sufficient for the payment of the dividend;

•	it is fair and reasonable to the Company’s shareholders as a whole; and

•	it does not materially prejudice the Company’s ability to pay its creditors.

Any dividend above four preceding quarters’ earnings requires prior approval from APRA. In addition, any dividend payment must result in the Company continuing to meet the APRA minimum capital requirement.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2012 and 2011

(Unaudited)

(9) Planned Minority Initial Public Offering

On April 17, 2012, Genworth, the Company’s ultimate parent, announced a new timeframe for completing its planned minority initial public offering (“IPO”) of up to 40% of its Australian mortgage insurance business, which was originally expected to occur during 2012. Genworth is now targeting completion of the IPO in early 2013, subject to market conditions, valuation considerations including business performance, and regulatory approvals.

(10) Likely Developments

On April 20, 2012, Moody’s Investors Service (“Moody’s) placed our Australian mortgage insurance business on review for possible downgrade following our announcement regarding an anticipated net operating loss in this business in the first quarter of 2012 as a result of the elevated loss experience and higher claims incidence and severity. Subsequently, Moody’s extended the review period to align it with its review of the overall mortgage insurance industry and, on July 18, 2012, announced that its review of Australian mortgage insurers would not be finalized until Moody’s draft Global Methodology for Rating Mortgage Insurers is finalized.